Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-291516) and Form S-8 (Nos. 333-282050, 333-238528 and 333-234574) of Profound Medical Corp. of our report dated March 5, 2026, relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

March 5, 2026